Exhibit 99.1
BurgerFi Provides Fiscal Year 2022 Business Update

Sets Initial Business Outlook for Fiscal Year 2023

FORT LAUDERDALE, FL – January 9, 2023 – BurgerFi International, Inc. (Nasdaq: BFI, BFIIW) (“BurgerFi” or the “Company”), owner of one of the nation’s leading fast-casual “better burger” dining concepts through the BurgerFi brand, and the high-quality, casual dining pizza brand under the name Anthony’s Coal Fired Pizza & Wings (“Anthony’s”), today reported preliminary sales results for the year ended January 2, 2023. The Company also has introduced its business outlook for fiscal year 2023.

Management Commentary
Ophir Sternberg, Executive Chairman of BurgerFi, stated, “2022 was a transformative year for the company representing the first full year of Anthony’s integrated into our system. We have two very high quality, differentiated brands that are on trend with the consumer. For 2023, we are well positioned on our growth trajectory as we have signed our first multi-unit development agreement for Anthony’s. I believe that we have long runway of growth ahead for asset-light expansion of both brands.”

Ian Baines, Chief Executive Officer of BurgerFi, added, “We are pleased to share these preliminary sales results for fiscal year 2022. Throughout 2022, our teams have been laser focused on initiatives to deliver synergies, improved customer experience with the goal of improve sales and operations to enhance the margin profile of both brands. Notably, we have seen supply chain stabilization and a slowdown in employee turnover in the fourth quarter. While we have begun to see operating improvements, I believe there is ample room for progress throughout 2023 to grow restaurant level margins in both brands. Looking ahead, our 2023 pipeline is strong as we anticipate the opening of 15-20 new franchised restaurants including 2-3 new Anthony’s.”

Preliminary outcomes for the fiscal year ended January 2, 2023 are as follows:
•Total revenue of approximately $178 million;
•11 new BurgerFi Restaurants opened this year (3 company-owned and 8 franchised); and
•No update to our previously communicated Adjusted EBITDA guidance of $9-10 million or capital expenditures of approximately $2 million.

Restaurant Development
As of January 2, 2023, there were 174 total BurgerFi and Anthony’s restaurants of which 114 were BurgerFi (25 corporate-owned and 89 franchised) and 60 were corporate-owned Anthony’s. During the fourth quarter 2022, there were 2 franchised BurgerFi’s opened and 5 franchise closures.

Preliminary 2023 Outlook
Management is providing the following outlook for the fiscal year 2023:
•Annual revenues of $175-$180 million;
•Low single-digit same store sales growth;
•15-20 new franchised restaurant openings including 2-3 new Anthony’s restaurants;
•Adjusted EBITDA of $10-12 million; and
•Capital expenditures of approximately $1-$2 million.

Exhibit 99.1
ICR Conference Fireside Chat Discussion
As previously communicated, Ian Baines, Chief Executive Officer, and Mike Rabinovitch, Chief Financial Officer, will participate in a fireside chat hosted by Peter Saleh, Managing Director at BTIG, on Monday, January 9, 2023, at the 25th Annual ICR Conference.

The fireside chat will be webcast live on the Company’s Investor Relations website at https://ir.burgerfi.com/, and available for replay for 90 days. For more information, please contact your ICR representative.

Key Metrics Definitions

The following definitions apply to the terms listed below:

“Systemwide Restaurant Sales” is presented as informational data in order to understand the aggregation of franchised stores sales, ghost kitchen and corporate-owned store sales performance. Systemwide Restaurant Sales growth refers to the percentage change in sales at all franchised restaurants, ghost kitchens and corporate-owned restaurants in one period from the same period in the prior year. Systemwide Restaurant Same Store Sales growth refers to the percentage change in sales at all franchised restaurants, ghost kitchens, and corporate-owned restaurants after 14 months of operations. See definition below for “Same Store Sales”.

“Corporate-Owned Restaurant Sales” represent the sales generated only by corporate-owned restaurants. Corporate-Owned Restaurant Sales growth refers to the percentage change in sales at all corporate-owned restaurants in one period from the same period in the prior year. Corporate-Owned Restaurant Same Store Sales growth refers to the percentage change in sales at all corporate-owned restaurants after 14 months of operations. These measures highlight the performance of existing corporate-owned restaurants.

“Franchise Restaurant Sales” represent the sales generated only by franchisee-owned restaurants and are not recorded as revenue, however, the royalties based on a percentage of these franchise restaurant sales are recorded as revenue. Franchise Restaurant Sales growth refers to the percentage change in sales at all franchised restaurants in one period from the same period in the prior year. Franchise Restaurant Same Store Sales growth refers to the percentage change in sales at all franchised restaurants after 14 months of operations. These measures highlight the performance of existing franchised restaurants.

“Same Store Sales” is used to evaluate the performance of our store base, which excludes the impact of new stores and closed stores, in both periods under comparison. We include a restaurant in the calculation of Same Store Sales after 14 months of operations. A restaurant which is temporarily closed (including as a result of the COVID-19 pandemic), is included in the Same Store Sales computation. A restaurant which is closed permanently, such as upon termination of the lease, or other permanent closure, is immediately removed from the Same Store Sales computation. Our calculation of Same Store Sales may not be comparable to others in the industry.

“Adjusted EBITDA,” a non-GAAP measure, is defined as net loss before employee retention credits and PPP loan gain, the gain on change in value of warrant liability, income tax (benefit) expense, interest expense (which includes non-cash interest on preferred stock and interest accretion on related party notes), depreciation and amortization, share-based compensation expense, pre-opening costs, store closure costs, legal settlements, merger, acquisition and integration costs, loss (gain) on sale of assets and goodwill impairment.

Unless otherwise stated, Systemwide Restaurant Sales, Systemwide Sales growth, and Same Store Sales are presented on a systemwide basis, which means they include franchise restaurants and company-owned restaurants. Franchise restaurant sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and brand royalty revenues are calculated based on a percentage of franchise sales.

About BurgerFi International (Nasdaq: BFI, BFIIW)
Established in 2011, BurgerFi is a leading multi-brand restaurant company that develops, markets, and acquires fast-casual and premium-casual dining restaurant concepts around the world, including corporate-owned stores and franchises. BurgerFi is among the nation’s fastest-growing better burger concepts with 114 BurgerFi restaurants (89 franchised and 25 corporate-owned). As of January 2, 2023, BurgerFi is the owner and franchisor of the two following brands with a combined 174 locations.

Exhibit 99.1
BurgerFi. BurgerFi is chef-founded and committed to serving fresh, all-natural and quality food at all locations, online and via first-party and third-party deliveries. BurgerFi uses 100% American Angus Beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi’s menu also includes high quality wagyu beef, antibiotic and cage-free chicken offerings, fresh, hand-cut sides, and custard shakes and concretes. BurgerFi was named “Best Fast Casual Restaurant” in USA Today’s 10Best 2022 Readers Choice Awards for the second consecutive year, QSR Magazine's Breakout Brand of 2020, Fast Casual's 2021 #1 Brand of the Year and included in Inc. Magazine’s Fastest Growing Private Companies List. In 2021, Consumer Report’s Chain Reaction Report praised BurgerFi for serving “no antibiotic beef” across all its restaurants, and Consumer Reports awarded BurgerFi an “A-Grade Angus Beef” rating for the third consecutive year. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. Download the BurgerFi App on iOS or Android devices for rewards and 'Like' or follow @BurgerFi on Instagram, Facebook and Twitter. BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.
Anthony’s. Anthony’s was acquired by BurgerFi on November 3, 2021 and is a premium pizza and wing brand that operates 60 corporate-owned casual restaurant locations, as of January 2, 2023. Known for serving fresh, never frozen and quality ingredients, Anthony’s is centered around a 900-degree coal fired oven with menu offerings including “well-done” pizza, coal fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads. Anthony’s was named “The Best Pizza Chain in America” by USA Today's Great American Bites and “Top 3 Best Major Pizza Chain” by Mashed in 2021. To learn more about Anthony’s, please visit www.acfp.com.

About Non-GAAP Projected Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the measure Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use this non-GAAP financial measure for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) it is used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of this non-GAAP financial measure. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from this non-GAAP financial measure and evaluating this non-GAAP financial measure together with its relevant financial measures in accordance with GAAP.

A reconciliation of Adjusted EBITDA guidance is not being provided due to the nature of this forward-looking non-GAAP measure containing certain elements that are impractical to predict given their market-based nature, such as share-based compensation expense and gain and losses on change in value of warrant liabilities, without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information, nor can we accurately predict all of the components of the applicable non-GAAP financial measure and reconciling adjustments thereto; accordingly, guidance for the corresponding GAAP measure may be materially different than guidance for the non-GAAP measure. Such forward looking information is also subject to uncertainty and various risks, and there can be no assurance that any forecasted results or conditions will actually be achieved.

Forward-Looking Statements

This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to BurgerFi's estimates of its future business outlook, liquidity, prospects or financial results, long-term opportunities for asset-light expansion, executing on growth strategy for both brands, remaining focused on sales driving initiatives and on operational excellence, store opening plans, the preliminary fiscal year-end 2022 financial results, and expectations regarding guidance provided above under “Preliminary 2023 Outlook”. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current

Exhibit 99.1
expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, and those discussed in other documents we file with the Securities and Exchange Commission, including our ability to continue to access liquidity from our credit agreement and remain compliant with financial covenants therein, as well as to successfully realize the expected benefits of the acquisition of Anthony’s as a result of the impact of COVID-19 or any other factors. All subsequent written and oral forward-looking statements attributable to BurgerFi or persons acting on BurgerFi’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Relations:
ICR
Michelle Michalski
IR-BFI@icrinc.com
646-277-1224

Company Contact:
BurgerFi International Inc.
IR@burgerfi.com

Media Relations Contact:
rbb Communications
Ailys Toledo
Ailys.Toledo@rbbcommunications.com